Exhibit 3.2

Delaware The First State Page 1 10429872 8100 SR# 20254795404 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 205542334 Date: 12 - 08 - 25 I, CHARUNI PATIBANDA - SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “BITWISE SUI ETF”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF DECEMBER, A . D . 2025 , AT 4 O`CLOCK P . M .

CERTIFICATE OF TRUST OF BITWISE SUI ETF THIS Certificate of Trust of Bitwise SUI ETF (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as tnistee, to form a statutory tnist under the Delaware Statutory Trust Act (12 Del. C. † 3801 et seq.) (the “Act”). 1. Name. The name of the statutory tnist formed by this Certificate of Trust is Bitwise SUI ETF. 2. Delaware Trustee. The name and address of the trustee of the Trust having a principal place of business in the State of Delaware is CSC Delaware Trust Company, 251 Little Falls Drive, Wilmington, DE 19808, Attn: Corporate Trust. 3. Effective Date . This Certificate of Trust shall be effective upon filing. IN WITNESS WHEREOF, the undersigned trustee has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act. CSC DELAWARE TRUST COMPANY, not in its individual capacity but solely as tnistee Seiretiry of Stile Division of Coijiorationi Dilivereé 04:00 PM 12/08/2025 IILED tI4:ti0 PM 12/08/2025 SR 2II25t79Ril4 - F*e Number 10429872 B e D a Dug Title: Assistant Vice President